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                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT dated as of July 30, 1998 between CARESIDE, INC., a Delaware corporation with its principal place of business in California (the "Company"), and JAMES R. KOCH, a Texas resident ("Employee").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company and Employee mutually desire to enter into this Agreement with respect to Employee's employment with the Company on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and intending to be legally bound, the Company and Employee agree as follows:

          1.   Employment and Term.  The Company agrees to employ Employee and
               -------------------
Employee agrees to serve the Company as Vice President and Chief Financial Officer or in such other executive position as may be mutually agreed upon by Employee and the Company, during the Term (as defined below). The term of this Agreement (the "Term") shall commence on the date hereof and end on the date which is the one-year anniversary thereof, or such later date to which Employee's employment may be extended as provided in Section 11.

          2.   Duties.  During the Term, Employee agrees to serve the Company
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faithfully, to devote his entire business time during regular business (except for illness or incapacity, and except for vacation time as provided herein) to such employment; to use his best efforts, skills and ability to promote its interests; and to perform such duties as from time to time may be assigned to him by the Board of Directors of the Company (the "Board"), subject to Section 3 hereof. Notwithstanding the foregoing, Employee may engage in charitable and public activities and other activities in the health care industry, including board memberships, so long as such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement. During the Term, Employee shall be elected to, and shall serve as a member of the Board.

          3.   Responsibilities.  Employee's area of responsibility shall be
               ----------------
that of Chief Financial Officer of the Company or such other executive position as may be mutually agreed upon by Employee and the Company. During the Term, the Company shall not assign any duties to or remove any duties from Employee inconsistent with Employee's position. The Company shall at all times provide Employee with such executive powers and authority as shall reasonably be required by him to enable him to discharge such duties in an efficient manner, together with such facilities and services as are suitable or customary to such position. During the Term, Employee shall report directly to the Chief Executive Officer of the Company.

          4.   Compensation.  The Company agrees to pay Employee as compensation
               ------------
("Compensation") for all duties performed by him in any capacity during the period of his employment under this Agreement:
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          (a) Base salary  of $160,000 ("Base Salary"), payable in equal biweekly installments or in such other installments as the Company shall pay its other executive officers, subject to increases during future terms as mutually agreed to between Employee and Company;

          (b) A bonus (the "Bonus"), at the discretion of the Board; and

          (c) Stock options, pursuant to the Careside, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, the Careside, Inc. 1996 Key Executive Stock Option Plan, and any other equity-based plan of the Company (collectively the "Stock Plans"), to the extent determined by the Board or the committee responsible for administering the Stock Plans and consistent with the terms of the Stock Plans, provided that the determination of the level of participation for the Employee shall be consistent with that which is customary for the Chief Financial Officer of similarly-situated companies.

   5.     Benefits; Reimbursement of Expenses.  Employee shall also be
          -----------------------------------
entitled to:

          (a) Participate in all of the benefit programs which are presently or may hereafter be provided by the Company to any of its executives and key employees, including, without limitation, all pension, thrift, incentive, retirement, health insurance and life insurance programs.

          (b) Reimbursement by the Company of expenses reasonably incurred by him in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business or interests of the Company, upon submission by him of written documentation of such expenses.

          (c) A vacation of four (4) weeks each year at such time or times as he shall reasonably determine with the consent of the Chief Executive Officer of the Company.

          (d) A one-time signing bonus of $15,000 to be paid by the Company to him within ninety days of the date of this Agreement.

          (e) A one-time reimbursement by the Company of expenses reasonably incurred in connection with the relocation of him and his immediate family's household goods from their present location in Texas to the Los Angeles area, as well as, a one-time reimbursement by the Company of expenses reasonably incurred in connection with travel and lodging costs for him and his immediate family to visit the Los Angeles area to review and secure housing and schooling opportunities, all such reimbursements shall be upon submission by him of written documentation of such expenses.

          (f) Such other benefits as the Board may determine from time to time.

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          6.  Termination Due to Death, Cause or Disability.
              ---------------------------------------------

          Employee's rights to Compensation under this Agreement shall cease to accrue as of the date of termination of employment due to death, Cause, or Disability, the latter two of which are defined as follows:

              (a) Cause. Employee will be considered to have been terminated
                  -----
for Cause if, during the Term, Employee is terminated because Employee (i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment, or has otherwise breached any fiduciary duty owed to the Company, or (ii) has been convicted of a felony or (iii) breached Section 8 of this Agreement regarding confidentiality or non-competition or (iv) has disclosed trade secrets and confidential information of the Company.

              (b) Disability.  Employee may be considered to have been
                  ----------
terminated on account of Disability if, during the Term of this Agreement, Employee is terminated because Employee does not perform services for the Company for either (i) 90 consecutive days or (ii) 90 days within a 120-day period on account of the Employee's mental or physical disability.

          7.  Other Termination.  Employee's rights to Compensation under this
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Agreement shall continue to accrue through the end of the then current Term that would exist absent the termination, if :

              (a) Employee is terminated by the Company for any other reason than Cause, including termination for no reason;

              (b) Employee terminates his employment for "good reason," which, for purposes of this Agreement, shall mean a reduction in duties or breach of the Agreement by the Company; or

              (c) Employee terminates employment due to a Change of Control, which, for purposes of this Agreement, shall mean the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

                  (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

                  (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which

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holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least 30% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders' ownership of voting capital stock of the Company immediately before the merger or consolidation; or

                  (iii) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (A) the Company, or (B) any of its Subsidiaries, or (C) any of the holders of the capital stock of the Company, as determined on the date of this Agreement, or (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than 70% of the outstanding shares of the Company's voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such person, entity or
        ------
group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of directors who shall have been either members of the Board on the date of this Agreement or members of the Board for at least twelve
(12) months prior to the date of this Agreement; or

                  (iv) the first day after the date of this Agreement when directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the directors then still in office who were directors at the beginning of such period; or

                  (v) the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iii) are reasonably likely to occur.

          8.  Confidential Information; Non-Compete.
              -------------------------------------

              (a) Confidential Information.  Without the express prior written
                  ------------------------
consent of the Company, Employee shall not disclose or make available to anyone outside the Company, its subsidiaries or affiliated corporations or entities any confidential or proprietary information of, or concerning, the Company, including, without limitation, trade secrets, knowhow, customer lists, inventions or other information not generally known to any competitor of the Company, its subsidiaries or affiliated corporations or entities ("Confidential Information"). Employee shall abide by this prohibition on disclosure of Confidential Information during the Term of this Agreement and for one (1) year commencing on the expiration or termination of the Term. Further, Employee agrees that any Confidential

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Information developed or invented during the Term or any period of employment preceding the Term shall be considered to be owned by the Company.

              (b) Non-Compete.  In consideration of the compensation and other
                  -----------
benefits payable to Employee hereunder, Employee agrees that he shall not, without the prior written consent of the Company, engage in the point-of-care diagnostics business ("Prohibited Business") during the Term (the "Non-Compete"). The Non-Compete shall extend for one (1) year commencing on the expiration or termination of the Term; provided, however, if the Term of this
                                       -----------------
Agreement shall have continued for at least two (2) years from the date hereof, the Non-Compete shall terminate simultaneously with the expiration or termination of the Term. Employee shall be regarded as engaged in a Prohibited Business if he engages as partner, owner, agent, representative, employee, officer, director or consultant or participates, directly or indirectly, whether through investment, partnership, license, joint venture, or otherwise, in any Prohibited Business. Nothing set forth above shall be deemed to prevent Employee from merely acquiring or owning five percent (5%) or less of any entity, whether public or private, regardless of the business in which such entity is engaged. Anything in this paragraph (b) to the contrary notwithstanding, in the event of the termination of this Agreement by Employee pursuant to paragraph (b) or (c) of Section 7, or in the event of the termination of this Agreement by the Company other than for Cause, the Non-Compete shall thereafter be null and void and of no further force or effect, and the Company shall not have any right to extend the Non-Compete as set forth above.

          9.  Work Situs and Relocation.  Except for travel consistent with the
              -------------------------
development of the Company's business, Employee shall not be required to perform his duties under this Agreement outside of the Los Angeles metropolitan area or any other area where the Company may choose to locate the business.

          10. Termination of Prior Agreements.  This Agreement expressly
              -------------------------------
supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

          11. Renewal/Non-renewal.  This Agreement shall be automatically
              -------------------
extended annually on each July 30 without further action by the parties, for three year terms unless either party shall, at least 60 days prior to the expiration date or the expiration date as so extended, have given notice to the other party that this Agreement shall not be so extended or otherwise terminate this Agreement. After the first two years of employment, the Employee may resign with at least 90 days notice subject to the discretion of the Board to shorten the notice time.

          12. Binding Effect.  This Agreement shall be binding upon and inure
              --------------
to the benefit of the parties hereto, their respective legal representatives and to any successor of the Company, which successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm,

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corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

          13. Waiver of Breach.  The waiver by the Company of a breach of any
              ----------------
provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach.

          14. Notices.  Any notice required or permitted to be given hereunder
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shall be sufficient if in writing and if sent by registered or certified mail to
Employee at his residence or to the Company at its principal place of business.

          15. Entire Agreement.  This document contains the entire agreement of
              ----------------
the parties and may not be changed except in a writing signed by both parties.

          16. Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Commonwealth of Pennsylvania as applied to contracts executed and performed wholly within the Commonwealth of Pennsylvania without regard to the conflict-of-law provisions thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                 CARESIDE, INC.


                                 By: /s/ Vic Stoughton
                                    ---------------------------------
                                 Name:_______________________________
                                 Title:______________________________



                                 /s/ Jim Koch
                                 ------------------------------------
                                 JAMES R. KOCH

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